-more- August 5, 2024 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Record Rocky Mountain Region Volumes TULSA, Okla. - Aug. 5, 2024 - ONEOK, Inc. (NYSE: OKE) today announced higher second quarter 2024 results and affirmed full-year 2024 financial guidance. Second Quarter 2024 Results, Compared With Second Quarter 2023: • Net income of $780 million, resulting in $1.33 per diluted share. • Adjusted EBITDA of $1.6 billion. • 12% increase in Rocky Mountain region NGL raw feed throughput volumes. • 10% increase in Rocky Mountain region natural gas volumes processed. • 19% increase in Natural Gas Liquids segment adjusted EBITDA. • 14% increase in Natural Gas Pipelines segment adjusted EBITDA. "Strong financial and operational performance during the second quarter, supported by record Rocky Mountain region volumes on our system and acquisition-related synergies, provide momentum heading into the second half of 2024,” said Pierce H. Norton II, ONEOK president and chief executive officer. “We continue to identify strategic growth opportunities across our system, including our recent NGL pipeline system acquisition in the Gulf Coast region and our announced refined products pipeline expansion to the greater Denver area. “Looking ahead to the remainder of the year, we expect favorable market fundamentals, strong performance across our operations and additional opportunities ahead,” added Norton. “With our continued growth, we remain focused on operating safely, reliably and environmentally responsibly as we provide the essential energy services needed today and into the future.” Exhibit 99.1

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance

Aug. 5, 2024

Page 2

SECOND QUARTER 2024 FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
	(Millions of dollars, except per share amounts)			
Net income (a) (b)	$ 780	$ 468	$ 1,419	$ 1,517
Diluted earnings per common share (a) (b)	$ 1.33	$ 1.04	$ 2.42	$ 3.38
Adjusted EBITDA (a) (b) (c)	$ 1,624	$ 981	$ 3,065	$ 2,714
Operating income (a) (b)	$ 1,229	$ 737	$ 2,293	$ 2,234
Operating costs	$ 573	$ 343	$ 1,145	$ 639
Depreciation and amortization	$ 262	$ 170	$ 516	$ 332
Equity in net earnings from investments	$ 88	$ 43	$ 164	$ 83
Maintenance capital	$ 92	$ 54	$ 166	$ 76
Capital expenditures (includes maintenance)	$ 479	$ 305	$ 991	$ 594

(a) Amounts for the three months ended June 30, 2024, include a pre-tax net benefit of $53 million related to a gain on the sale of natural gas gathering and processing assets, resulting in a net benefit of 7 cents per diluted share after tax.

(b) The six months ended June 30, 2023, includes $702 million related to the Medford incident, including a settlement gain of $779 million, offset partially by $77 million of third-party fractionation costs.

(c) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure. Beginning in 2023, ONEOK updated its calculation methodology of adjusted EBITDA to include adjusted EBITDA from unconsolidated affiliates. This change resulted in an additional $10 million and $26 million of adjusted EBITDA for the three and six months ended June 30, 2023, respectively.

HIGHLIGHTS:

- In June 2024, ONEOK completed the acquisition of a system of NGL pipelines from Easton Energy for approximately $280 million.
- Two third-party natural gas processing plants connected to ONEOK’s system were expanded during the quarter, one in the Permian Basin and one in the Mid-Continent region.
- In June 2024, ONEOK received an MSCI ESG Rating of AAA.
- In July 2024, ONEOK declared a quarterly dividend of 99 cents per share, or $3.96 per share on an annualized basis.
- In July 2024, ONEOK announced a refined products pipeline expansion to the greater Denver area, increasing system capacity by 35,000 barrels per day.
- In August 2024, ONEOK's annual Corporate Sustainability Report was published.
- ONEOK amended its $2.5 billion credit agreement, extending the maturity to June 2028.
- As of June 30, 2024:
  - 3.36 times second-quarter 2024 annualized run-rate net debt-to-EBITDA ratio.
  - No borrowings outstanding under ONEOK's $2.5 billion credit agreement.

-more-

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 3 -more- SECOND QUARTER 2024 FINANCIAL PERFORMANCE ONEOK reported second quarter 2024 net income and adjusted EBITDA of $780 million and $1.6 billion, respectively. Results were driven primarily by higher NGL and natural gas processing volumes in the Rocky Mountain region, increased transportation services in the Natural Gas Pipelines segment and contributions from the Refined Products and Crude segment. An asset sale in the Natural Gas Gathering and Processing segment also contributed a pre-tax net benefit of $53 million during the quarter. BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Liquids Segment 2024 2023 2024 2023 (Millions of dollars) Adjusted EBITDA $ 635 $ 533 $ 1,223 $ 1,816 Capital expenditures $ 285 $ 169 $ 538 $ 306 The increase in second quarter 2024 adjusted EBITDA, compared with the second quarter 2023, primarily reflects: • An $89 million increase in exchange services due primarily to higher volumes in the Rocky Mountain region, higher average fee rates, and lower volumes of unfractionated NGLs in inventory, offset partially by higher transportation costs; • A $14 million increase related to the Medford incident due to lower third-party fractionation costs in the current quarter; and • An $11 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher volumes delivered to the Overland Pass Pipeline; offset by • A $20 million increase in operating costs due primarily to higher outside services and higher property taxes due to the growth of ONEOK’s operations. The decrease in adjusted EBITDA for the six-month 2024 period, compared with the same period last year, primarily reflects: • A $734 million decrease related to the Medford incident, due primarily to an insurance settlement gain in 2023 of $779 million, offset partially by $45 million of lower third- party fractionation costs in 2024; and

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 4 -more- • A $47 million increase in operating costs due primarily to planned asset maintenance and higher property insurance premiums; offset by • A $164 million increase in exchange services due primarily to higher volumes in the Rocky Mountain region, higher average fee rates, and lower volumes of unfractionated NGLs in inventory, offset partially by higher transportation costs; and • A $17 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher volumes delivered to the Overland Pass Pipeline. Refined Products and Crude Segment Three Months Ended Six Months Ended June 30, June 30, Refined Products and Crude Segment 2024 2024 (Millions of dollars) Adjusted EBITDA $ 467 $ 848 Capital expenditures $ 33 $ 75 Natural Gas Gathering and Processing Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Gathering and Processing Segment 2024 2023 2024 2023 (Millions of dollars) Adjusted EBITDA $ 371 $ 313 $ 677 $ 598 Capital expenditures $ 101 $ 84 $ 217 $ 182 The increase in second quarter 2024 adjusted EBITDA, compared with the second quarter 2023, primarily reflects: • A $53 million increase from the sale of certain Kansas assets; and • A $38 million increase from higher volumes due primarily to increased production in the Rocky Mountain region; offset by • A $29 million decrease due primarily to lower realized NGL and natural gas prices, net of hedging, offset partially by higher realized condensate prices, net of hedging. The increase in adjusted EBITDA for the six-month 2024 period, compared with the same period last year, primarily reflects: • A $64 million increase from higher volumes due primarily to increased production in the Rocky Mountain region; and • A $53 million increase from the sale of certain Kansas assets; offset by

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 5 -more- • A $22 million decrease due primarily to lower realized NGL and natural gas prices, net of hedging, offset partially by higher realized condensate prices, net of hedging, and higher average fee rates; and • A $15 million increase in operating costs due primarily to higher outside services and employee-related costs due primarily to the growth of ONEOK’s operations and higher property insurance premiums. Natural Gas Pipelines Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Pipelines Segment 2024 2023 2024 2023 (Millions of dollars) Adjusted EBITDA $ 152 $ 133 $ 317 $ 291 Capital expenditures $ 52 $ 39 $ 131 $ 85 The increase in second quarter 2024 adjusted EBITDA, compared with the second quarter 2023, primarily reflects a $20 million increase in transportation services due primarily to higher firm and interruptible rates. The increase in adjusted EBITDA for the six-month 2024 period, compared with the same period last year, primarily reflects: • A $32 million increase in transportation services due primarily to higher firm and interruptible rates; offset by • A $10 million increase in operating costs due primarily to planned asset maintenance and employee-related costs. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern (10 a.m. Central) on Aug. 6, 2024. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 877-883-0383, entry number 8109595, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 1701755.

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 6 -more- LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which is a non-GAAP financial metric, used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, and other noncash items; and includes adjusted EBITDA from the company’s unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings of unconsolidated affiliates. Adjusted EBITDA from unconsolidated affiliates is calculated consistently with the definition above and excludes items such as interest, taxes, depreciation and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 7 -more- and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward- looking statements. These risks and uncertainties include, without limitation, the following: • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, Refined Products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and Refined Products from producing areas and our facilities; • the impact of unfavorable economic and market conditions, inflationary pressures, including increased interest rates, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the impact of the volatility of natural gas, NGL, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and the geopolitical instability; • our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities; • the impact of increased attention to ESG issues, including climate change, and risks associated with the physical impacts of climate change; • risks associated with operational hazards and unforeseen interruptions at our operations; • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • the risk of increased costs for insurance premiums or less favorable coverage; • demand for our services and products in the proximity of our facilities; • risks associated with our ability to hedge against commodity price risks or interest rate risks; • a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems; • exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities; • the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes; • our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment; • the impact of changes in estimation, type of commodity and other factors on our measurement adjustments; • excess capacity on our pipelines, processing, fractionation, terminal and storage assets; • risks associated with the period of time our assets have been in service; • our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows; • our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree; • our reliance on others to operate certain joint-venture assets and to provide other services; • increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater; • impacts of regulatory oversight and potential penalties on our business; • risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate; • the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.; • incurrence of significant costs to comply with the regulation of GHG emissions; • the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies; • the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control; • actions by rating agencies concerning our credit;

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 8 -more- • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • an event of default may require us to offer to repurchase certain of our or ONEOK Partners’ senior notes or may impair our ability to access capital; • the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes; • use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners’ indebtedness; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • risks related to the Magellan Acquisition, including the risk that we may not realize the anticipated benefits of the Magellan Acquisition or successfully integrate the two companies; • our ability to pay dividends; • our exposure to the credit risk of our customers or counterparties; • a shortage of skilled labor; • misconduct or other improper activities engaged in by our employees; • the impact of potential impairment charges; • the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees; • our ability to maintain an effective system of internal controls; and • the risk factors listed in the reports we have filed and may file with the SEC. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 9 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2024 2023 2024 2023 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 3,994 $ 3,371 $ 7,922 $ 7,527 Services 900 361 1,753 726 Total revenues 4,894 3,732 9,675 8,253 Cost of sales and fuel (exclusive of items shown separately below) 2,891 2,482 5,788 5,829 Operations and maintenance 490 296 976 535 Depreciation and amortization 262 170 516 332 General taxes 83 47 169 104 Other operating income, net (61) — (67) (781) Operating income 1,229 737 2,293 2,234 Equity in net earnings from investments 88 43 164 83 Other income, net 4 13 11 21 Interest expense (net of capitalized interest of $16, $6, $28 and $24, respectively) (298) (180) (598) (346) Income before income taxes 1,023 613 1,870 1,992 Income taxes (243) (145) (451) (475) Net income 780 468 1,419 1,517 Less: Preferred stock dividends — — — — Net income available to common shareholders $ 780 $ 468 $ 1,419 $ 1,517 Basic earnings per common share $ 1.33 $ 1.04 $ 2.43 $ 3.38 Diluted earnings per common share $ 1.33 $ 1.04 $ 2.42 $ 3.38 Average shares (millions) Basic 584.6 448.3 584.4 448.2 Diluted 585.8 449.0 585.7 449.0

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 10 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS June 30, December 31, (Unaudited) 2024 2023 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 36 $ 338 Accounts receivable, net 1,330 1,705 Materials and supplies 153 148 Inventories 671 639 Commodity imbalances 15 26 Other current assets 270 252 Total current assets 2,475 3,108 Property, plant and equipment Property, plant and equipment 39,627 38,454 Accumulated depreciation and amortization 6,212 5,757 Net property, plant and equipment 33,415 32,697 Other assets Investments in unconsolidated affiliates 1,937 1,874 Goodwill 5,112 4,952 Intangible assets, net 1,297 1,316 Other assets 299 319 Total other assets 8,645 8,461 Total assets $ 44,535 $ 44,266

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 11 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) June 30, December 31, (Unaudited) 2024 2023 Liabilities and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ 1,354 $ 484 Short-term borrowings 180 — Accounts payable 1,271 1,564 Commodity imbalances 267 244 Accrued taxes 165 215 Accrued interest 355 381 Other current liabilities 387 564 Total current liabilities 3,979 3,452 Long-term debt, excluding current maturities 20,339 21,183 Deferred credits and other liabilities Deferred income taxes 2,956 2,594 Other deferred credits 552 553 Total deferred credits and other liabilities 3,508 3,147 Commitments and contingencies Equity Preferred stock, $0.01 par value: authorized and issued 20,000 shares at June 30, 2024, and December 31, 2023 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 609,713,834 shares and outstanding 584,060,910 shares at June 30, 2024; issued 609,713,834 shares and outstanding 583,093,100 shares at December 31, 2023 6 6 Paid-in capital 16,338 16,320 Accumulated other comprehensive loss (108) (33) Retained earnings 1,126 868 Treasury stock, at cost: 25,652,924 shares at June 30, 2024, and 26,620,734 shares at December 31, 2023 (653) (677) Total equity 16,709 16,484 Total liabilities and equity $ 44,535 $ 44,266

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (Unaudited) 2024 2023 (Millions of dollars) Operating activities Net income $ 1,419 $ 1,517 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 516 332 Equity in net earnings from investments (164) (83) Distributions received from unconsolidated affiliates 167 86 Deferred income taxes 385 419 Medford settlement gain — (779) Medford settlement proceeds — 502 Other, net 2 43 Changes in assets and liabilities: Accounts receivable 384 456 Inventories, net of commodity imbalances 6 40 Accounts payable (258) (443) Risk-management assets and liabilities (93) 47 Other assets and liabilities, net (338) (144) Cash provided by operating activities 2,026 1,993 Investing activities Capital expenditures (less allowance for equity funds used during construction) (991) (594) Cash paid for acquisitions, net of cash received (357) — Purchases of and contributions to unconsolidated affiliates (98) (108) Distributions received from unconsolidated affiliates in excess of cumulative earnings 31 16 Medford settlement proceeds — 328 Other, net 81 5 Cash used in investing activities (1,334) (353) Financing activities Dividends paid (1,156) (855) Short-term borrowings, net 180 — Issuance of long-term debt, net of discounts — 60 Repayment of long-term debt — (940) Other, net (18) (19) Cash used in financing activities (994) (1,754) Change in cash and cash equivalents (302) (114) Cash and cash equivalents at beginning of period 338 220 Cash and cash equivalents at end of period $ 36 $ 106

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance

Aug. 5, 2024

Page 13

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	$ 174	$ 154	$ 347	$ 300
Depreciation and amortization	$ 86	$ 85	$ 171	$ 163
Adjusted EBITDA from unconsolidated affiliates	$ 27	$ 16	$ 44	$ 27
Adjusted EBITDA	$ 635	$ 533	$ 1,223	$ 1,816
Raw feed throughput (MBbl/d) (a)	1,365	1,399	1,303	1,328
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$ 0.04	$ 0.03	$ 0.02	$ 0.03
Capital expenditures	$ 285	$ 169	$ 538	$ 306
(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.				
Refined Products and Crude				
Operating costs, excluding noncash compensation adjustments	$ 209	$ —	$ 419	$ —
Depreciation and amortization	$ 81	$ —	$ 161	$ —
Adjusted EBITDA from unconsolidated affiliates	$ 41	$ —	$ 76	$ —
Adjusted EBITDA	$ 467	$ —	$ 848	$ —
Refined products volume shipped (MBbl/d) (a)	1,536	—	1,473	—
Crude oil volume shipped (MBbl/d) (a)	731	—	739	—
Capital expenditures	$ 33	$ —	$ 75	$ —
(a) - Includes volumes for consolidated entities only.				
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	$ 114	$ 111	$ 227	$ 212
Depreciation and amortization	$ 74	$ 67	$ 144	$ 134
Adjusted EBITDA from unconsolidated affiliates	$ 1	$ 1	$ 3	$ 2
Adjusted EBITDA	$ 371	$ 313	$ 677	$ 598
Natural gas processed (BBtu/d) (a) (b)	3,102	2,922	2,998	2,858
Average fee rate ($/MMBtu) (a)	$ 1.22	$ 1.20	$ 1.22	$ 1.17
Capital expenditures	$ 101	$ 84	$ 217	$ 182
(a) - Includes volumes for consolidated entities only.				
(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.				
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	$ 50	$ 48	$ 101	$ 91
Depreciation and amortization	$ 18	$ 16	$ 36	$ 33
Adjusted EBITDA from unconsolidated affiliates	$ 41	$ 36	$ 88	$ 80
Adjusted EBITDA	$ 152	$ 133	$ 317	$ 291
Natural gas transportation capacity contracted (MDth/d) (a)	7,991	7,656	8,039	7,675
Transportation capacity contracted (a)	96 %	95 %	96 %	95 %
Capital expenditures	$ 52	$ 39	$ 131	$ 85
(a) - Includes volumes for consolidated entities only.				

-more-

ONEOK Announces Higher Second Quarter 2024 Earnings; Affirms 2024 Financial Guidance Aug. 5, 2024 Page 14 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2024 2023 2024 2023 (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income (a) (b) $ 780 $ 468 $ 1,419 $ 1,517 Interest expense, net of capitalized interest 298 180 598 346 Depreciation and amortization 262 170 516 332 Income taxes 243 145 451 475 Adjusted EBITDA from unconsolidated affiliates (c) 110 53 211 109 Equity in net earnings from investments (c) (88) (43) (164) (83) Noncash compensation expense and other 19 8 34 18 Adjusted EBITDA (a) (b) (c) $ 1,624 $ 981 $ 3,065 $ 2,714 (a) Amounts for the three months ended June 30, 2024, include a pre-tax net benefit of $53 million related to a gain on the sale of natural gas gathering and processing assets, resulting in a net benefit of 7 cents per diluted share after tax. (b) The six months ended June 30, 2023, includes $702 million related to the Medford incident, including a settlement gain of $779 million, offset partially by $77 million of third-party fractionation costs. (c) Beginning in 2023, ONEOK updated its calculation methodology of adjusted EBITDA to include adjusted EBITDA from unconsolidated affiliates. This change resulted in an additional $10 million and $26 million of adjusted EBITDA for the three and six months ended June 30, 2023, respectively.